Exhibit 5.2

August 23, 2022
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-7932 United States of America

Equity Bancshares, Inc. 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207	Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Equity Bancshares, Inc., a Kansas corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities of the Company (“Debt Securities”), in one or more series, which may be senior debt securities or subordinated debt securities, and may be convertible into or exchangeable for Preferred Stock or Common Stock (both as defined below), (ii) Class A common stock of the Company, par value $0.01 per share (“Common Stock”), (iii) preferred stock of the Company (“Preferred Stock,” and together with Common Stock, “Company Stock”), in one or more series, which may be convertible into or exchangeable for Debt Securities or Common Stock, (iv) warrants to purchase Debt Securities or shares of Company Stock (“Warrants”), (v) subscription rights to the holders of Common Stock or other securities to purchase a specified number of shares of Common Stock or other securities (“Subscription Rights”) based on the number of shares of Common Stock or other securities that the holder owns as of a record date set by the Board of Directors of the Company (the “Board”), and (vi) units that include Debt Securities, Common Stock, Preferred Stock, Warrants, Subscription Rights or any combination thereof (“Units”), having an aggregate initial offering price not to exceed $150,000,000, and each on terms to be determined at the time of its offering. The Debt Securities, Company Stock, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.”

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

The Debt Securities are to be issued under an Indenture, to be entered into by and between the Company and the trustee named therein, a form of which has been filed as Exhibit 4.4 (in the case of senior Debt Securities) (the “Indenture”) or Exhibit 4.5 (in the case of subordinated Debt Securities) (the “Subordinated Indenture”) to the Registration Statement.

The Warrants are to be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the applicable Warrant Agreement. The Subscription Rights are to be issued pursuant to a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and the agent to be named therein. The Units are to be issued pursuant to a unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the agent to be named therein.

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In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Second Amended and Restated Articles of Incorporation (as amended, the “Articles of Incorporation”); (iii) the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”); (iv) the Indenture and the Subordinated Indenture filed as exhibits to the Registration Statement; (v) resolutions of the Board, dated July 27, 2022, authorizing and approving, among other things, the preparation, execution, delivery and filing of the Registration Statement, the Indenture and the Subordinated Indenture (the “Form S-3 Resolutions”); (vi) the legal opinion of Wise & Reber, L.C. dated the date hereof and filed as Exhibit 5.1 to the Registration Statement; and (vii) such certificates, statutes, corporate records and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions hereafter expressed.

In connection with rendering the opinions hereafter expressed, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;

(ii)	all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;

(iii)

all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals of those documents and all documents examined by us are duly authorized, executed and delivered by the parties thereto;

(iv)

the Articles of Incorporation and Bylaws will not have been amended in any manner that would affect any legal conclusion set forth herein, and any certificate of designations in respect of Preferred Stock will be in conformity therewith and with applicable law;

(v)

all necessary corporate action has been taken by the Company to authorize the execution, delivery, performance and filing by the Company of the Registration Statement, the Indenture and the Subordinated Indenture under the Articles of Incorporation, the Bylaws, any laws, rules, regulations, orders, judgments or directives of any court or governmental authority applicable to the Company (“Applicable Laws”), or otherwise;

(vi)

all necessary corporate action shall have been taken by the Company (pursuant to resolutions of the Board (each, a “Board Resolution”) or otherwise in accordance with the Indenture, the Subordinated Indenture, the Articles of Incorporation and Bylaws of the Company as in effect at any applicable time (the “Company Charter Documents”), any Applicable Laws then in effect or otherwise) to authorize the form, terms, execution, delivery, performance, issuance and sale of any Debt Securities of any series as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the Indenture or Subordinated Indenture, as applicable, for such series of Debt Securities and to authorize the execution, delivery and performance of the supplemental indenture or Board Resolutions establishing the form and terms of such series of Debt Securities as contemplated by the Indenture or Subordinated Indenture, as applicable;

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(vii)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(viii)	a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

(ix)

all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(x)	each person signing the Indenture, the Subordinated Indenture and supplemental indenture, if any, will have the legal capacity and authority to do so;

(xi)

a definitive purchase, underwriting or similar agreement with respect to any Securities offered (“Purchase Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(xii)

in the case of Warrants for Debt Securities, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of any Debt Securities to be issued pursuant thereto and to approve the Warrant Agreement relating thereto; such Warrant Agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, that violates any Company Charter Documents or Applicable Laws then in effect or results in a default under or breach of any agreement or instrument binding upon the Company; such Warrants and Warrant Agreement will comply with any requirements or restrictions imposed by any Applicable Law then in effect; such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; the requirements in clause (vi) above shall have been satisfied with respect to any Debt Securities that may be issued pursuant to such Warrants; except for any Prospectus Supplement that may be required to be filed, the offer and sale of the Warrants in accordance with the Warrant Agreement will not require any authorization, approval or other action by, or notice to or filing with, any governmental authority (other than any which shall have been made or obtained, as the case may be, and which shall be in full force and effect); and the offer and sale of the Warrants will be made in accordance with the terms of the Warrant Agreement (the matters referred in this clause (xii) are, individually and collectively, referred to as the “Warrant Conditions”);

(xiii)

in the case of Units for Debt Securities, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Units and the issuance of any Debt Securities to be issued pursuant thereto and to approve the Unit Agreement relating thereto; such Unit Agreement will have been duly executed and delivered by the Company and the unit agent thereunder appointed by the Company; neither such Units nor such Unit Agreement will include any provision

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that is unenforceable, that violates any Company Charter Documents or Applicable Laws then in effect or results in a default under or breach of any agreement or instrument binding upon the Company; such Units and Unit Agreement will comply with any requirements or restrictions imposed by any Applicable Law then in effect; such Units or certificates representing such Units will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Unit Agreement; the requirements in clause (vi) above shall have been satisfied with respect to any Debt Securities that may be issued pursuant to such Units; except for any Prospectus Supplement that may be required to be filed, the offer and sale of the Units in accordance with the Unit Agreement will not require any authorization, approval or other action by, or notice to or filing with, any governmental authority (other than any which shall have been made or obtained, as the case may be, and which shall be in full force and effect); and the offer and sale of the Units will be made in accordance with the terms of the Unit Agreement (the matters referred in this clause (xiii) are, individually and collectively, referred to as the “Unit Conditions”);

(xiv)

in the case of Subscription Rights for Debt Securities, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Subscription Rights and the issuance of any Debt Securities to be issued pursuant thereto and to approve the Subscription Rights Agreement relating thereto; such Subscription Rights Agreement will have been duly executed and delivered by the Company and the rights agent thereunder appointed by the Company; neither such Subscription Rights nor such Subscription Rights Agreement will include any provision that is unenforceable, that violates any Company Charter Documents or Applicable Laws then in effect or results in a default under or breach of any agreement or instrument binding upon the Company; such Subscription Rights and Subscription Rights Agreement will comply with any requirements or restrictions imposed by any Applicable Law then in effect; such Subscription Rights or certificates representing such Subscription Rights will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Subscription Rights Agreement; the requirements in clause (vi) above shall have been satisfied with respect to any Debt Securities that may be issued pursuant to such Subscription Rights; except for any Prospectus Supplement that may be required to be filed, the offer and sale of the Subscription Rights in accordance with the Subscription Rights Agreement will not require any authorization, approval or other action by, or notice to or filing with, any governmental authority (other than any which shall have been made or obtained, as the case may be, and which shall be in full force and effect); and the offer and sale of the Subscription Rights will be made in accordance with the terms of the Subscription Rights Agreement (the matters referred in this clause (xiv) are, individually and collectively, referred to as the “Subscription Conditions”);

(xv)

certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents; there will be sufficient shares of Common Stock, Preferred Stock or other securities, as applicable, authorized under the Company Charter Documents and not otherwise

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issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

(xvi)

any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(xvii)

the Indenture and the Subordinated Indenture, as applicable, will not have been modified or amended (other than by a supplemental indenture or Board Resolution establishing the form or terms of the Debt Securities of any series);

(xviii)

the authorization by the Company of the transactions described above and the Securities, instruments, agreements and other documents entered into or to be entered into by the Company as described above will not have been modified or rescinded, and there will not have occurred any change in Applicable Law affecting the validity, binding character or enforceability of any such Securities, instruments, agreements and other documents;

(xix)

the Company Charter Documents in effect at the time of any issuance of any Securities will not have been amended or modified from the Articles of Incorporation and Bylaws in effect on the date hereof in any manner affecting the validity, binding character or enforceability of those Securities or other instruments, agreements and other documents subject to this opinion;

(xx)

the Company has the corporate power, authority and legal right to execute and deliver, and to perform its obligations under, the Indenture, the Subordinated Indenture, any supplemental indenture or Board Resolution for any Debt Securities issued by the Company, and any Purchase Agreement, Warrant Agreement, Unit Agreement or Subscription Rights Agreement to which the Company may become a party in connection with the offer and sale of any Securities;

(xxi)

each of the Indenture and the Subordinated Indenture has been duly authorized, executed and delivered, in the name and on behalf of the Company, by officers of the Company authorized pursuant to the Form S-3 Resolutions; and

(xxii)

the execution, delivery and performance by the Company of its obligations under the Indenture, the Subordinated Indenture, any supplemental indenture or Board Resolution for any Debt Securities issued by the Company, and any Purchase Agreement, Warrant Agreement, Unit Agreement or Subscription Rights Agreement to which the Company may become a party in connection with the offer and sale of any Securities do not violate, conflict with, or constitute a breach of or default under, (i) the Company Charter Documents, (ii) any Applicable Law (other than the laws of the State of New York), or (iii) any indenture, mortgage, lease,

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contract, agreement, security, or other instrument binding on the Company or its property, other than in the case of this clause (iii) any such violation, conflict, breach or default that would not, individually or in the aggregate, adversely affect the legality, validity or enforceability of the Company’s obligations under Indenture, the Subordinated Indenture, any supplemental indenture or Board Resolution for any Debt Securities issued by the Company, and any Purchase Agreement, Warrant Agreement, Unit Agreement or Subscription Rights Agreement to which the Company may become a party in connection with the offer and sale of any Securities.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1)

With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act, (iii) the Indenture, the Subordinated Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto, (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture or Subordinated Indenture, as applicable, and any supplemental indenture or Board Resolutions to be entered into in connection with the issuance of such Offered Debt Securities, and (v) the Offered Debt Securities have been duly authorized, executed, authenticated and delivered against payment of the agreed-upon consideration therefor, in accordance with the terms of the Indenture or Subordinated Indenture, as applicable, the Purchase Agreement for the Offered Debt Securities, the Board Resolutions, the Company Charter Documents and Applicable Laws then in effect, and otherwise as provided in the preceding paragraph of this opinion (clauses (iii) through (v) of this paragraph 1 are, individually and collectively, referred to as the “Debt Conditions”), the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) when issued and sold in accordance with the Indenture or Subordinated Indenture, as applicable, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2)

With respect to any Warrants for Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act, (iii) the applicable Warrant Agreement and supplemental indenture for the Debt Securities subject to the Offered Warrants have been duly authorized, executed and delivered by the parties thereto, (iv) the terms of the issuance and sale of the Offered

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Warrants (including the terms and conditions for the exercise, conversion, or exchange for Debt Securities subject to such Offered Warrants) have been duly established in conformity with the applicable Warrant Agreement, (v) the Debt Conditions have been satisfied for any Debt Securities subject to the Offered Warrants, and (vi) the other Warrant Conditions have been satisfied for the Offered Warrants, the Debt Securities subject to the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3)

With respect to any Units for Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act, (iii) the applicable Unit Agreement and supplemental indenture for the Debt Securities subject to the Offered Units have been duly authorized, executed and delivered by the parties thereto, (iv) the terms of the issuance and sale of the Offered Units (including the terms and conditions for the exercise, conversion, or exchange for Debt Securities subject to such Offered Units) have been duly established in conformity with the applicable Unit Agreement, (v) the Debt Conditions have been satisfied for any Debt Securities subject to the Offered Units, and (vi) the other Unit Conditions have been satisfied for the Offered Units, the Debt Securities subject to the Offered Units, when issued and sold in accordance with the applicable Unit Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4)

With respect to any Subscription Rights for Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (i) the Registration Statement, as finally amended (including all necessary post- effective amendments), has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Securities Act, (iii) the applicable Subscription Rights Agreement and supplemental indenture for the Debt Securities subject to the Offered Rights have been duly authorized, executed and delivered by the parties thereto, (iv) the terms of the issuance and sale of the Offered Rights (including the terms and conditions for the exercise, conversion, or exchange for Debt Securities subject to such Offered Rights) have been duly established in conformity with the applicable Subscription Rights Agreement, (v) the Debt Conditions have been satisfied for any Debt Securities subject to the Offered Rights, and (vi) the other Subscription Conditions have been satisfied for the Offered Rights, the Debt Securities subject to the Offered Rights, when issued and sold in accordance with the applicable Subscription Rights Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered

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in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (v) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (vi) generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the availability of a remedy under certain circumstances where another remedy has been elected, (c) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (d) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (e) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (f) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the indenture, subordinated indenture or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York and the federal securities laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

This opinion speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP